Exhibit 10.2

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (the “Termination Agreement”) is made as of April 30, 2026, between RAINMAKER WORLDWIDE INC., a Nevada corporation (the “Company”), and 2752128 ONTARIO LTD. (the “VP Finance”).

RECITALS

WHEREAS, the Company and the VP Finance are parties to a Consulting Agreement dated March 1, 2020, as amended, supplemented or otherwise modified from time to time (the “Existing Agreement”);

WHEREAS, pursuant to the Existing Agreement, the VP Finance has provided finance, accounting, financial reporting, corporate administration and related services to the Company;

WHEREAS, the Company is restructuring its management arrangements and associated costs;

WHEREAS, the parties have agreed that the Existing Agreement will terminate effective April 30, 2026;

WHEREAS, the Company continues to require finance, accounting, financial reporting and corporate-administration services following termination of the Existing Agreement and the parties may enter into a separate interim services agreement effective May 1, 2026; WHEREAS, the parties wish to document termination of the Existing Agreement while preserving all rights, obligations and amounts accrued through the Termination Date and all provisions that expressly survive termination;

NOW, THEREFORE, the parties agree as follows:

1. Termination of Existing Agreement

The Existing Agreement shall terminate effective at 11:59 p.m. on April 30, 2026 (the “Termination Date”). Except as expressly provided herein, neither party shall have any obligation to perform future services or obligations arising after the Termination Date under the Existing Agreement.

2. Accrued Compensation and Other Amounts

Termination shall not affect the VP Finance’s right to receive any compensation, fees, reimbursements, expenses paid or advanced personally by the VP Finance on behalf of the Company, or other amounts properly earned, accrued or payable under the Existing Agreement through the Termination Date, as set forth in Schedule A.

For greater certainty, reimbursable expenses incurred or paid by the VP Finance on or before April 30, 2026 shall remain obligations of the Company whether the related receipt, expense report or other supporting documentation is submitted before or after the Termination Date, provided such expenses were properly incurred on behalf of the Company.

All unpaid amounts identified in Schedule A, including accrued compensation and reimbursable expenses, shall remain obligations of the Company following the Termination Date.

Nothing in this Termination Agreement shall constitute a waiver, compromise, settlement or forgiveness of any amount properly owing to the Executive as of the Termination Date unless expressly identified in writing and agreed by the parties.

3. Interest and Payment Rights

Interest shall accrue at the rate of 10% per annum commencing May 1, 2026 on the total unpaid balance set forth in Schedule A, including unpaid compensation, fees, reimbursable expenses and other amounts owing as of the Termination Date, until such amounts are paid in full.

Nothing in this Termination Agreement shall accelerate, extinguish or otherwise modify such payment rights unless expressly stated herein.

4. Surviving Provisions

Any provision of the Existing Agreement that expressly survives termination, or that by its nature is intended to survive termination, shall continue in accordance with its terms. Such provisions may include, where applicable:

a) confidentiality;

b) intellectual property;

c) indemnification;

d) payment of accrued compensation and expenses;

e) interest on unpaid accrued amounts;

f) maintenance and preservation of books and records;

g) dispute resolution; and

h) governing law.

5. No General Release

Except as expressly provided herein, neither the Company nor the VP Finance releases or waives claims, rights or obligations arising under the Existing Agreement prior to or as of the Termination Date.

Any settlement, compromise or release of specific claims shall require a separate written agreement.

6. Separate Interim Engagement

The parties acknowledge that they may enter into a separate Interim Vice President, Finance Services Agreement effective May 1, 2026.

Any such agreement shall constitute a new and independent engagement.

The interim agreement shall not:

a) renew or extend the Existing Agreement;

b) revive terminated provisions of the Existing Agreement;

c) constitute payment or satisfaction of amounts previously accrued;

d) waive rights or obligations arising under the Existing Agreement; or

e) alter compensation or services earned or performed through April 30, 2026.

7. Continuity of Finance and Reporting Functions

The parties acknowledge that termination of the Existing Agreement is part of a restructuring of the Company’s contractual arrangements and is not intended to result in abandonment of the Company’s finance, accounting, financial reporting or corporate-administration functions. The Company intends to continue maintaining its books and records and working toward completion of its outstanding financial statements, audits and regulatory filings through interim or successor arrangements approved by the Board.

8. Company Books, Records and Information

All Company accounting records, financial information, corporate records and other Company property shall remain the property of the Company.

The VP Finance shall continue to preserve and maintain the confidentiality of such information in accordance with the Existing Agreement and applicable law.

If the VP Finance continues providing services under a separate interim agreement, the VP Finance shall continue to have reasonable access to records and systems required to perform those services.

9. Indemnification

Termination shall not impair indemnification rights relating to actions taken or services performed before the Termination Date to the extent arising under:

a) the Existing Agreement;

b) the Company’s governing documents; or

c) applicable law.

10. No Admission

This Termination Agreement represents a mutually agreed restructuring of the parties’ contractual relationship and does not constitute an admission by either party of breach, liability or wrongdoing.

11. Authority

Each party represents that the person signing this Termination Agreement on its behalf has authority to enter into it.

12. Entire Agreement Regarding Termination

This Termination Agreement constitutes the entire agreement concerning termination of the Existing Agreement. Except as expressly modified herein, provisions of the Existing Agreement that survive termination remain unaffected.

13. Governing Law

This Termination Agreement shall be governed by the laws of the State of Nevada unless otherwise agreed in writing by the parties.

14. Counterparts and Electronic Signatures

This Termination Agreement may be executed in counterparts and by electronic signature.

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of April 30, 2026.

RAINMAKER WORLDWIDE INC.

By: /s/ Michael O’Connor

Name: Michael O’Connor

Title: Sole Director

Date: April 30, 2026

2752128 ONTARIO LTD.

By: /s/ Kelly White

Name: Kelly White

Title: President

Date: April 30, 2026

SCHEDULE A

Accrued Compensation and Other Amounts

Compensation, fees, reimbursements, expenses paid or advanced personally by the VP Finance on behalf of the Company, or other amounts properly earned, accrued or payable under the Existing Agreement through the Termination Date as follows:

		Amount**
Due To	Description	CAD	USD
2752128 Ontario Ltd.	Unpaid Consulting Services		$80,500.00
2752128 Ontario Ltd.	Unpaid interest on Consulting Services per Consulting Agreement		$6,036.24
Kelly White	Unpaid expenses	$7,033.18	$4,093.50
2752128 Ontario Ltd.	Convertible Promissory Note		$163,888.08
2752128 Ontario Ltd.	Convertible Promissory Note accrued interest		$5,388.10
	Total	$7,033.18	$259,905.92

**per Section 3, interest shall accrue at the rate of 10% per annum commencing May 1, 2026 on the total unpaid balance set forth in this Schedule until such amounts are paid in full.